UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 29, 2008

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29, 2008, Wave Systems Corp. (“Wave”) entered into Subscription Agreements (the “Subscription Agreements”) with certain purchasers (the “Purchasers”) pursuant to which Wave will sell a total of 48 shares of Series I Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), for an aggregate purchase price of approximately $211,200.  Each share of the Preferred Stock will be convertible into 10,000 shares of Class A Common Stock, par value $.01 per share (the “Common Stock”) (i) at the election of the holder thereof at any time or (ii) automatically on the date on which the average closing price per share of Common Stock for the 15 consecutive trading day period then ended equals or exceeds $1.10.  Dividends will accrue at 8% per annum from the date of the issuance, payable every 6-months initially in either cash or in shares of Common Stock (at Wave’s election) at a rate equal to $.44 per share of Common Stock.  After five years, such regular dividend payments must be made in cash.  The Preferred Stock would participate on an as converted basis with respect to any dividends paid in respect of the Common Stock.  There is no anti-dilution protection (other than proportionate adjustments for stock splits and similar events).  Prior to conversion, the Preferred Stock has no voting rights other than consent rights in respect of modifications to the terms of the Preferred Stock.  The Preferred Stock (including the shares issuable upon conversion of the Preferred Stock) are to be drawn-down off of a shelf registration statement (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”) on June 23, 2008.  The form of Subscription Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  A prospectus supplement related to the offering will be filed with the SEC.  George Gilder, a member of the Board of Directors of Wave, will participate in the offering and will purchase 11 shares of the Preferred Stock.

 A copy of the opinion of Bingham McCutchen LLP relating to the legality of the shares is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into the Registration Statement.

Item 8.01.  Other Events.

On September 30, 2008, Wave issued a press release announcing the transaction. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 5.1	Opinion of Bingham McCutchen LLP.

Exhibit 10.1	Form of Subscription Agreement.

Exhibit 99.1	Press Release of Wave, dated September 30, 2008, announcing the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated: September 30, 2008

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 5.1	Opinion of Bingham McCutchen LLP.

Exhibit 10.1	Form of Subscription Agreement.

Exhibit 99.1	Press Release of Wave, dated September 30, 2008, announcing the transaction.